News	UNIT CORPORATION
8200 South Unit Drive, Tulsa, Oklahoma, 74132
Telephone 918 493-7700, Fax 918 493-7711

Contact:	Linda Baugher
Investor Relations
(918) 493-7700
www.unitcorp.com

For Immediate Release
September 21, 2021

UNIT CORPORATION ANNOUNCES SALE OF HEADQUARTERS BUILDING

Tulsa, Oklahoma . . . Unit Corporation (OTC Pink: UNTC) (Company) announced today that it has closed on the sale of its corporate headquarters building and land. The closing price for the building was $35 million, before transaction costs. Unit has entered into a multi-year lease for a portion of the building.
Philip B. Smith, the Company’s Chairman and Chief Executive Officer, commented, “The sale of the headquarters building further strengthens our financial position, as we have now paid off Unit’s debt balance and have additional liquidity to deploy for high return opportunities.”

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Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas production, contract drilling, and natural gas gathering and processing. For more information about Unit Corporation, visit its website at https://unitcorp.com/.
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